FREMONT FUND SELLING AGREEMENT

THIS AGREEMENT dated this 22nd day of July, 1997, by and between Fremont Fund, Limited Partnership, an Indiana Limited Partnership, (the "Fund") of 2990 W. 120, Fremont, IN 46737 and Pacult Asset Management, Incorporated, its general partner, (the "General Partner"); and, Futures Investment Company ("FIC" or "Selling Agent") and any other selling agents appointed by the General Partner to serve as additional selling agents ("Additional Selling Agents"), (FIC and the Additional Selling Agents are collectively referred to as "Sales Agents").

                              WITNESSETH:

WHEREAS, the Fund was organized by a limited partnership agreement (the
"Limited Partnership Agreement") evidenced by a Certificate of Limited Partnership filed with the Indiana Secretary of State on January 12, 1995, to engage in speculative trading of futures, options on futures and other commodity interests described in the Fund's offering document dated the 12TH day of August, 1996, as amended, from time to time, (the "Prospectus") by which the Fund has offered and continues to sell up to $5,000,000 of limited partnership interests ("Units"); and

WHEREAS, FIC was approved as a broker dealer by the National Association of Securities Dealers, Inc. (the "NASD") to sell Units in the Fund effective July 23, 1997; and

WHEREAS, the Fund and the Sales Agents mutually desire the Sales Agents to promote, solicit, and complete the sale of Units to customers identified by them upon the terms and in reliance upon the representations, warranties and agreements set forth herein; and

WHEREAS, the General Partner desires to compensate the registered representatives of the Sales Agents who are qualified to receive commodity commissions, by the payment of a percentage of the fixed commission based upon a percentage of equity in lieu of round turn commissions (hereinafter such payments are called "Trailing Commissions") earned by the General Partner in consideration of said registered representatives and associated persons providing service to investors sold by the Sales Agents to the extent they remain investors in the Fund; and

WHEREAS, the President of the General Partner, individually, and FIC, as Broker/Dealer, have entered into a separate agreement to define their activities related to the marketing and sale of security and commodity products;

NOW THEREFORE, the parties hereto, intending to be legally bound hereby and in consideration of the mutual covenants contained herein, agree as follows:

I. Appointment of Sales Agents. The Fund hereby engages FIC to serve as the Selling Agent and to appoint, with the approval of the General Partner of the Fund, other NASD registered broker dealers to serve as Selling Agents, on a non-exclusive, best efforts basis, to solicit, obtain applications and orders for the purchase of Units in the Fund by investors who meet the suitability

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standards established in the Prospectus and by applicable law upon the terms and conditions described in the Prospectus and this Agreement. It is understood that the Sales Agents have no commitment or obligation to make a market or otherwise support the price of Units other than to use their best efforts to attempt to make such sales.

A. Duties of Sales Agents. The Sales Agents agree, subject to a $5,000,000 maximum upon total sales, including sales commissions, to offer and sell Units in the Fund until termination of the offering as provided in this Agreement or the Prospectus, on the following terms and conditions:

1. Comply With Offering Procedures.   Sales Agents agree to take those steps
deemed necessary or desirable by legal counsel to the Fund to comply with all laws and procedures applicable to the offering of Units for sale in the jurisdictions selected by the Fund and Sales Agents. Sales Agents shall use only the sales and advertising literature specifically supplied and authorized by the General Partner.

2. Suitability Standards. Sales Agents will comply with Appendix F of the Rules of Fair Practice of the NASD. Specifically to procure information and documentation from each subscriber solicited by its registered representatives to prove that the sale of Units solicited by it shall not be transmitted to the General Partner for acceptance unless said Sales Agent has reasonable grounds to believe, on the basis of information obtained from the subscriber concerning his investment objectives, other investments, financial situation and needs, and any other information known by the Sales Agents, that the subscriber is:
(i) in a financial position appropriate to enable him to realize to a significant extent the benefits of the Fund described in the Prospectus; and,
(ii) the subscriber has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and (iii) the Units are otherwise a suitable investment for the subscriber.

3. Subscriptions and Redemption. During the Offering Period, all qualification documentation, subscriptions for Units, and checks for payment for Units shall be delivered by the Sales Agents to the General Partner of the Fund for review and acceptance. All checks shall be made payable to "Fremont Fund, Limited Partnership" and will be accepted for investment in the Fund effective on the next admission date by the General Partner or, within 24 hours after receipt, will be returned by the General Partner to the Sales Agents together with an explanation of the reason for the refusal of the acceptance. Subscriptions
will be accepted as described in the Prospectus.   The Sales Agents may not
accept cash for the sale of Units. Checks not made payable as described in the Prospectus and above will be returned to the Sales Agents.

B. Prospectus Review. Sales Agents hereby affirm that they have reasonable grounds to believe that all material facts related to the Fund have been adequately and accurately disclosed to them and that such facts are sufficient for them to provide prospective investors with a basis for evaluating the merits of an investment in the Fund. In making the foregoing affirmation, Sales Agents may make reference specifically to the following descriptions in the Prospectus:

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(i) the Risk Disclosure Statement; (ii) the items of compensation relating to the Fund set forth under "Fees, Compensation And Expenses"; (iii) certain tax aspects of an investment in the Fund set forth under "Summary of Income Tax Consequences"; (iv) the financial condition and experience of the General Partner set forth under "General Partner"; and, (v) the risk factors relating to an investment in the Units set forth under "Risk Factors". Sales Agents agree to maintain files to disclose and preserve the basis upon which the determination of suitability for investment in the Fund was reached as to each subscriber solicited by it for a period of not less than six years. The basis for determining suitability may include the Subscription Agreement and Power of Attorney and other certificates submitted by subscribers upon which the Sales Agents and the Fund may rely, absent actual knowledge of or a reason to believe any information contained in such documents is inaccurate.

C. Payments to Sales Agents. Sales Agents will be paid a one time sales commission of six percent (6%) of the gross subscriptions for all Units sold by the Sales Agents at the time of acceptance of the sale by the General Partner. The General Partner may, but is not obligated to, waive the sales commission in certain circumstances, from time to time. The General Partner shall pay a portion of the fixed commodity commission, after payment of expenses, as Trailing Commissions to its associated persons on terms it shall negotiate with such persons. The term expenses means the amounts paid by the General Partner for clearing charges and fees to the FCM and other Clearing Brokers, the Cash FX Firm, if any, the Exchanges, and the NFA. The method and the amount of such commissions or fees paid by the General Partner to its associated persons and the Sales Agents shall be determined solely by negotiations between the General Partner its associated persons and the Sales Agents; provided, however, no such change shall be made to permit a retroactive adjustment to Trailing Commissions previously paid. Any such adjustment in rate of Trailing Commissions must have equal application to all Sales Agents. Such fees and charges paid by the Fund to the General Partner are described in detail in the Prospectus.

D. Continuing Service. In consideration of the payment of Trailing Commissions related to the trade of commodities by the General Partner to the associated persons, who are Commodity Futures Trading Commission registered, such associated persons agree to provide services to the Fund, to investors in the Fund, and the General Partner. Such services shall include, but not limited to, preparation of projections of methods to be used and costs to identify accredited investors to solicit, establishment of promotion budget for delivery of information regarding the Fund to registered representatives of the Sales Agents who are not commodity registered, inquiring of the General Partner of the Fund, from time to time, at the request of an owner of Units to determine the net asset value of a Unit, the commodity markets traded, the advisors utilized, the Fund performance, and assisting, at the request of the General Partner, in the transfer and redemption of Units sold by the sales agents.

II. Fund Support to the Sales Effort. The Fund will provide sales literature, memorandum, telephone consultations and any other reasonable services to support the selling efforts of the Sales Agents.

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
A. Customer Support. The Fund will provide copies of all communications required to keep the investors sold by the Sales Agents informed of the performance of the Fund and required by law to be distributed to the purchasers of Units sold by the Sales Agents, including, but not limited to, the monthly and the annual audited financial statements for the Fund. In addition, the General Partner shall provide prompt redemption and professional courteous response to requests made for service made directly to the General Partner by investors sold by the Sales Agents.

B. Customers Protected. The Fund, General Partner and their affiliates agree, on a best efforts basis, to not solicit or do business with any customer or any person referred by a person sold by the Sales Agents. If such business is done, knowingly or unknowingly, all sales and Trailing Commission payable as a result of sales to customers of Sales Agents or persons referred by customers of Sales Agents will be paid to the Sales Agents as provided in this Agreement for those Units sold to those accounts. In the event of a common prospect, whoever signs the customer up first receives the commission and the right to future referrals. The documentation used by the customer will identify the sales person and control the determination of who made the sale and, whenever possible, the customer will not be involved in the dispute. The General Partner will use its best efforts to keep the names of the customers and prospects of the Sales Agents confidential.

III. Representations by All Parties. Each party hereto represents the following to all other parties to this Agreement.

Legal Compliance. The Parties hereto will use their best efforts to comply fully with all applicable laws and the rules of the National Association of Securities Dealers (the "NASD"), the Securities and Exchange Commission (the "SEC"), the Commodity Futures Trading Commission (the "CFTC"), the National Futures Association (the "NFA") and state securities administrators of the several states and various other jurisdictions applicable to each of them in regard to their activities under this Agreement which in any way effects the offer and sale of Units.

A. Authority to Act. The Fund and each corporation which is a party to this agreement represents to the others that it is duly organized and validly existing under the laws of the state of its formation, is a member in good standing of the self regulating organizations, if any, which regulate the sale of Units, have all the registrations, licenses and permits required to perform its duties hereunder, and have the full power and authority to act in its capacity in the manner contemplated by this Agreement and as described in the Prospectus. This Agreement has been duly and validly authorized, executed and delivered on behalf of each party hereto and is a valid and binding agreement, enforceable in accordance with its terms. Each party has been afforded the opportunity to be represented by legal counsel of its choice.

B. No Breach of Agreements. The entry of this Agreement will not cause a default of any other agreement to which any party hereto is a party. No party to this Agreement is in breach of any agreement to which it is a party which will be material to its performance under this Agreement nor will any party during the term of this Agreement be in contravention of or default under any order, law or regulation binding upon it. The execution and delivery of this Agreement, consummation of the transactions herein contemplated and compliance with the terms hereof will not constitute or result in a default under or contravene any provision by any party of the limited partnership agreement or any other agreement, order, law or regulation related to the Fund.

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

IV. Representations of the Fund. The Fund represents and warrants to the Sales Agents that:

A. All Material Facts Disclosed. The Prospectus contains all material statements and information required to be included therein by the Securities Act of 1933 and the Commodity Exchange Act, both as amended, from time to time, and the rules and regulations promulgated under such Acts; will conform in all material respects with the requirements of such Acts and the rules and regulations thereunder; and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statements were made, not misleading; provided, however, that this representation and warranty shall not apply, with respect to the Sales Agents, to any statements or omissions in the Prospectus, or any such amendment or supplement, made in reliance upon and in conformity with information furnished in writing to the Fund or the General Partner, by the Selling Agent or the Fund's Advisors.

B. The Units are Valid. The Units, when issued and sold pursuant to the terms hereof and of the Prospectus, will be validly issued, fully paid and not subject to further call or assessment, and the Fund will apply the net proceeds received from the issuance and sale of the Units in the manner set forth in the Prospectus.

C. Other Agreements Valid. The customer agreement with each clearing broker and/or foreign exchange clearing firm (the "Brokerage Agreements") and the Power of Attorney granted to the commodity trading advisor has, to the best knowledge of the General Partner after due inquiry, been duly and validly authorized, executed and delivered on behalf of the Fund and the other party to the agreement, and each is a valid and binding agreement of the Fund in accordance with its terms, except to the extent that the exculpation and indemnification provisions of such agreements may be limited by applicable law or this Agreement.

D. Necessary Authority. The Fund has all necessary governmental, regulatory and commodity exchange approvals and licenses and has effected all filings and registrations required to conduct its business and perform its obligations as described in the Prospectus. The Fund will use its best efforts to be and remain qualified to offer and sell the Units in those jurisdictions in which the Units will be offered. The Fund is not and, upon implementation or consummation of the transactions contemplated by this Agreement and the limited partnership agreement, will not be an investment company within the meaning of the Investment Company Act of 1940, as amended.

V. The General Partner represents and warrants to the Fund and the Sales Agents that:

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
A. Government Authority.   The General Partner has all governmental, regulatory
and commodity legal approvals and licenses and has effected all filings and registrations including, without limitation, registration as a commodity pool operator under the Commodity Exchange Act, as amended, and membership in NFA, required to conduct its business as described in the Prospectus or required to perform its obligations as described therein or under the limited partnership agreement, the power of attorney to the CTA, this Agreement and the Brokerage Agreements, and covenants that it will use its best efforts to maintain such approvals, licenses, filings, registrations, and memberships in full force and effect.

B. Contracts and Information Complete. The limited partnership agreement, the power of attorney, the Brokerage Agreements and this Agreement have each been duly authorized, executed and delivered by the General Partner, and each is intended to be a valid and binding agreement of the General Partner in accordance with its terms. All references and information concerning the General Partner in the Prospectus supplied by it are accurate in all material respects and, as to it, the Prospectus does not contain any misleading or untrue statement of a material fact or omit to state a material fact which is required to be stated or which is necessary to prevent the statements therein from being misleading.

C. Compliance with Partnership Requirements. The General Partner will purchase or subscribe for the Units of General Partnership Interest required of it as disclosed in the Prospectus and will have a net worth equal to or in excess of the requirements stated therein upon the offering described in the Prospectus and upon admission to the Fund of all limited partners who purchase Units during this Offering Period.

D. Fees and Costs Attendant to Fund Offering. The Fund will pay, or cause to be paid, all costs and expenses associated with this offering of the Fund's Units, including (i) the preparation, printing and filing of the Prospectus and all amendments and supplements thereto with the appropriate Federal and state regulatory agencies and the self regulatory agencies; (ii) the furnishing to the Sales Agents of copies of the Prospectus and of other documents required to be furnished, including costs of shipping and mailing; (iii) fees and disbursements of legal counsel, accountants, and other experts in connection with the transactions contemplated by this Agreement; and, (iv) any other organization and offering expenses of the Fund associated with this Offering Period. The General Partner may be reimbursed by the Fund to the extent of any organization and offering expenses it has advanced. Each other party to this Agreement shall bear all of its own expenses under this Agreement, including fees and disbursements of its legal counsel, accountants and other experts.

VI. Representations of the Sales Agents. The Sales Agents represent to the Fund and the General Partner as follows:

A. All Material Facts Disclosed. All facts disclosed to the Sales Agents by the General Partner in regard to the due diligence of the General Partner conducted by the Sales Agents, are true and correct, and the Sales Agents have disclosed all material statements and information related to the Sales Agents required to be disclosed to the General Partner by the Securities Act of 1933 and the Commodity Exchange Act, both as amended, from time to time, and the rules and regulations promulgated under such Acts; and, (i) all information furnished to the Fund or the General Partner or prospects and subscribers to the Fund by the Sales Agents regarding the subscribers in the Fund will be complete, true and correct; and, (ii) all information furnished by the Sales Agents to prospects and subscribers to the Fund by the Sales Agents regarding the Fund will also be true and correct and will be in reliance upon and only the information furnished in writing by the General Partner or in the Prospectus.

B. Agreements Valid. The Sales Agents have the authority to enter into this Agreement and all other agreements required to perform its obligations hereunder.

C. Necessary Authority. The Sales Agents have all necessary governmental, regulatory and commodity exchange approvals and licenses and has effected all filings and registrations required to conduct its business and perform its obligations as described in the Prospectus and this Agreement. The Sales Agents will use their best efforts to be and remain qualified to offer and sell the Units in those jurisdictions in which the General Partner and the Sales Agents agree the Units will be offered.

D. Use of Discretionary Authority.   Sales Agents will not make sales of Units
from a discretionary account over which it or any of its registered representatives or the affiliates of any of them has control without prior written approval of the customer in whose name such discretionary account is maintained.

VII. Indemnification and Limits. The parties hereto agree to provide indemnification upon the following terms and limits:

A. Indemnification from General Partner to Sales Agents. The General Partner agrees to indemnify and hold harmless the Sales Agents and each person, if any, who controls the Sales Agents within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages, liabilities and expenses including, but not limited to, any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted to which, jointly or severally, they, or any of them, may become subject as a result of any breach of fiduciary duty owed by the General Partner to the Fund or under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Commodity Exchange Act, as amended, any other Federal or state statutory or foreign law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses or actions with respect thereto arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; except insofar as any such untrue statement or omission or alleged untrue statement or omission was made in the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Fund expressly for use therein by the Sales Agent or any other independent third party; provided, however, in no event shall the General Partner's agreement to indemnify contained herein inure to the benefit of the Sales Agents or any person controlling the Sales Agents on account of any losses, claims, damages, liabilities, expenses or actions arising from the sale of Units to any person by the Sales Agents if such losses, claims, damages, liabilities, expenses or actions arise out of or are claimed to be based upon an untrue statement or omission or alleged untrue statement or omission in a Prospectus if a subsequent Prospectus or supplemental Prospectus shall correct, prior to the delivery to the Sales Agents by such person of his subscription, the untrue statement or omission or the alleged untrue statement or omission which is the basis of the loss, claim, damage, liability, expense or action for which indemnification is sought, or a copy of such subsequent Prospectus was not sent or given to such person simultaneously with or prior to the receipt by the Sales Agents of such person's subscription. In addition, this indemnification will not apply to any claims asserted as a result of the alleged misstatement of fact by any other party other than the General Partner or in the Prospectus, as amended, from time to time.

B. Indemnification from Sales Agents to Other Parties. The Sales Agents agree to indemnify and hold harmless the General Partner, the Fund, and each person, if any, who controls any of them within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages, liabilities and expenses including, but not limited to, any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted to which, jointly or severally, they, or any of them, may become subject under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Commodity Exchange Act, as amended, any other Federal or state statutory or foreign law or regulation, at common law or otherwise, insofar as the losses, claims, damages, liabilities or expenses indemnified against arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made to a prospect or subscriber to Units by the Sales Agents or either of them; provided, however, that the obligation of the Sales Agents to indemnify the Fund or the General Partner, or any person who controls them, hereunder shall be limited to the total price of the Units sold by the Sales Agents.

C. Sales Agents Responsible for Payment of Commissions. Provided the General Partner properly pays the Trailing Commissions to the Sales Agents, Sales Agents agree to indemnify and hold harmless the Fund and the General Partner from all claims, including attorney fees and costs, from any person who asserts they are entitled to a portion of the Trailing Commissions paid to such Sales Agent.

D. Limits upon Indemnification.    The obligation to provide the above
described indemnification's are conditioned upon and subject to the following limitations:

1. Provide Notice. As condition precedent to indemnification under this Agreement, a party must, within ten days after receipt of information to inform it of the existence of a potential claim or the commencement of any action, suit or proceeding against it for which it will make a claim for indemnification from another party under this Agreement, provide a complete description of the claim and give notice to the indemnifying party of all facts related to such claim including, but not limited to, sending a copy of all papers served. The failure to provide such timely notice shall be a waiver of indemnification under this Agreement but such omission shall not be a waiver of any liability of any person under common law or statute or any other basis other than under the indemnification provisions of

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
this Agreement. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall have properly notified the indemnifying party of such claim, the indemnifying party shall be entitled to participate in the defense of such claim and, if it so elects, individually or jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation requested by the indemnifying party, subsequently incurred by such indemnified party in connection with the defense thereof.

2. Legal Counsel. The indemnified party shall have the right to employ its own counsel in any such action in which the indemnifying party has so assumed the defense, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent. In the case of (ii) above, the indemnifying party, or the indemnifying parties, if an indemnified party shall have a claim for indemnification against more than one indemnifying party, shall not be liable for the expenses of more than one separate counsel for the General Partner and the Fund and any person who controls them within the meaning of Section 15 of the Securities Act.

3. General Partner Liability Limitation.   Any exculpation provisions of the
Limited Partnership Agreement shall not relieve the General Partner from any liability it may have or incur to the Fund under this Agreement, nor shall the General Partner be entitled to be indemnified by the Fund, pursuant to any indemnification provisions contained in the Limited Partnership Agreement or the Brokerage Agreements, against any loss, liability, damage, cost or expense it may incur under this Agreement.

VIII. Termination.   This Agreement may be terminated upon the following terms
and conditions:

A. Without Cause. This Agreement may be terminated without cause by any party upon forty-five (45) days notice to the other parties.

B. With Cause. Any party may terminate this Agreement at anytime for cause if the General Partner commits a breach of fiduciary duty owed to the Fund, any domestic or international event, act or occurrence has materially disrupted, or in the opinion of the General Partner will, in the immediate future, materially disrupt the commodities markets; or, any party to this Agreement breaches a material term of this Agreement including, but not limited to, fails to cure any law or rule violation attendant to its right to perform under this Agreement or makes any false statement or omission to any prospect or subscriber of Units or required to be made under this Agreement.

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
C. Payments after Termination. The General Partner will continue to pay Sales Commissions and Trailing Commissions after termination of this Agreement, for any reason, for all Units sold by the Sales Agents during the term of this Agreement; provided, however, to receive trailing commissions, the Sales Agents must continue to service the holders of Units after any such termination.

IX. General Provisions. The following general terms are to apply to this Agreement.

A. Reference to Prospectus.   The Sales Agents acknowledge receipt of a copy of
the draft Prospectus referred to above and, subject to the delivery by the General Partner of all revisions, Amendments and Addendum thereto, together with an opinion from counsel for the Fund that they are complete and that the Units are available for sale in the states identified in the opinion of counsel, the Sales Agents will distribute the offering in accordance with the instructions of the General Partner. Terms not defined is this Agreement are defined in the Prospectus.

B. Survival of Representations. The representations contained in this Agreement made by any party shall survive the issue, sale and payment for the Units hereunder and the termination of this Agreement as to all Units which remain in the Fund. The fact a party may conduct a due diligence review to determine the accuracy of one or all of the representations made in this agreement shall not be deemed a waiver or apply estoppel or otherwise legally affect such representation should at some later time any such representation be proved untrue.

C. Independent Contractors. The parties hereto, subject to the procedures established by the General Partner to preserve the legality of the offering and to assure that all persons solicited will be pre-qualified as suitable to become investors in the Fund, shall be free to exercise their independent judgment as to the performance of their obligations under this agreement. The parties hereto shall be free to devote whatever time they choose to any other
business of their choice.   The Sales Agents are independent from the General
Partner and the Fund; the relationship of the Sales Agents with the General Partner and the Fund are as independent contractors.

D. Successors and Assigns. This Agreement has been and is made solely for the benefit of the parties hereto to the extent expressed herein, for the benefit of persons controlling any of such parties hereto and the respective successors and assigns of such controlling persons, and no other person shall acquire or have any right under or by virtue of this Agreement.

E. Notices. Any notices under this Agreement shall be given or confirmed in writing and sent registered or certified mail, postage prepaid, addressed as to such person at the address in the caption of this Agreement or to such other address as changed from time to time by any party hereto by written notice to all other parties hereto.


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
F. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein.

G. Arbitration. Any controversy or disagreement between the parties to this Agreement shall be determined by binding arbitration in the City of Fremont, State of Indiana, by a single arbitrator knowledgeable in the securities or commodities business in accordance with the rules and regulations as promulgated by the American Arbitration Association and judgment on any award so made may be entered in any court having jurisdiction. In the event a party is required to retain legal counsel to enforce or defend its rights under this Agreement, the loser of any such dispute agrees to pay all costs including all reasonable attorney fees and court costs, attendant to the protection of its
rights hereunder.   Specifically, and not by way of limitation to the
foregoing, should either party lose an arbitration claim and subsequently file a court action, such losing party shall pay the legal fees and costs of the party defending the attempted avoidance of the arbitration award.

H. Applicable Law and Severability. This Agreement shall be governed by the laws of the State of Indiana. If any of the provisions of this Agreement are held unlawful, void or unenforceable, such event shall not affect the enforceability of the remaining provisions.

I. Captions. All captions used herein are for convenience only, are not a portion of this Agreement and are not to be used in construing or interpreting any aspect of this Agreement.

J. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Fund, the General Partner, and the Sales Agent have executed this Agreement on the day and year first above written.

Fremont Fund, Limited Partnership           Pacult Asset Management, Inc.

By:  Pacult Asset Management, Inc.
     Its General Partner


BY:  s/ Shira Del Pacult                 BY:    s/ Shira Del Pacult
     Shira Del Pacult                           Shira Del Pacult
     President                                  President

Futures Investment Company


By:   s/ Michael Pacult
      Michael Pacult
      President

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